                          FUND PARTICIPATION AGREEMENT

         The PENN INSURANCE AND ANNUITY COMPANY, a Delaware life insurance company (the "Company"), and TCI PORTFOLIOS, INC. ("TCIP") and its investment adviser, INVESTORS RESEARCH CORPORATION ("Investors Research") hereby agree to an arrangement whereby shares of TCI Growth (the "Fund") shall be made available to serve as underlying investment media for variable annuity and variable life insurance contracts (the "Contracts") to be offered to the public by the Company, subject to the following provisions:

1. ESTABLISHMENT OF ACCOUNT; AVAILABILITY OF FUND.

         (a) The Company represents that it has established the PIA Variable Annuity Account I (the "Account"), a separate account under Pennsylvania Insurance law, and has registered the Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate subaccounts of the Account for investment in the shares of one of more specified investment companies selected among those companies available through the Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

         (b) Investors Research represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the Securities Act of 1933 and duly authorized for issuance, and shall be issued in compliance in all material respects with applicable law, and that TCIP is and shall remain registered under the 1940 Act for so long as the Fund shares are sold to the Account hereunder. Investors Research further represents and warrants that the Fund currently qualifies as, and will make every reasonable effort to continue to qualify as, a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provision), and that Investors Research will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that the Fund might not so qualify in the immediate future. Investors Research further represents and warrants that it will make every reasonable effort to cause the Fund to comply with Section 817(h) of the Code, and all regulations issued thereunder, and that Investors Research will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so comply or that the Fund might not so qualify in the immediate future.

2. MARKETING AND PROMOTION.

         The Company agrees to make every reasonable effort to market its Contracts. The prospectuses and sales literature for the Contracts will not give undue emphasis to investment choices offered under the Contracts other than the Fund to the detriment of the Fund. In addition, the Company shall not impose any fee, condition or requirement for the use by Contract owners of the Fund as an investment option that operated to the specific prejudice of the Fund, vis-a-vis the other investment options offered by the Company to Contract owners. In marketing and administering its Contracts, the Company will comply in all material respects with all applicable state and Federal laws.

3. PRICING INFORMATION; ORDERS; SETTLEMENT.

         (a) TCIP will make shares available to be purchased by the Company on behalf of the Account at the net asset value applicable to each order. Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serves as underlying investment media.

         (b) TCIP hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from Contract owners and the Account, which will be based on allocations of net amounts received by the Company to subaccounts of the Account and other transactions relating to the Contracts or the Account. Orders for Fund shares for the Account, based on premiums and transaction requests received by the Company from Contract owners prior to the close of regular trading (the "Close of Trading") on the New York Stock Exchange (the "Exchange") on any given day on which the Exchange is open for business (each, a "Business Day") and other Contract transactions effected as of the close of business on such Business Day will be executed by TCIP at the net asset value determined as of the Close of Trading on such Business Day. Any orders for Fund shares received by the Company on such day but after the Close of Trading will be executed by TCIP at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such order. The day on which an Order is executed by TCIP pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

         (c) TCIP will use its best efforts to provide to the Company closing net asset value, dividend and capital gain information at the Close of Trading each Business Day by 6:00 p.m. Eastern time on such day. The Company will send directly to TCIP or its specified agent orders to purchase and/or redeem Fund shares on the basis of such closing net asset value by 10:00 a.m. Eastern Time the following business day. Payment for purchases of Fund shares (net of proceeds payable on contemporaneous redemptions of Fund shares) will be wired by the Company to a custodial account designated by TCIP on the Business Day following the Effective Trade Date.

         (d) Payments for net redemptions of shares of the Fund will be wired by TCIP from the TCIP custodial account to an account designated by the Company. Redemption transactions will settle within the time period set forth in the Fund's then-current prospectus; provided, however, investors Research will use all reasonable efforts to settle all redemptions within one Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders and Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open.

4. EXPENSES.

         (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by TCIP under this Agreement shall be paid by Investors Research or TCIP, including the cost of registration of TCIP's shares with the Securities and Exchange Commission (the "SEC") and in states where required and all expenses incident to the performance of administrative services by the Company under this Agreement shall be paid by the Company.

         (b) TCIP shall provide to the Company its proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners and, at the request of the Company, a sufficient quantity of such materials for distribution by the Company to Contract owners. In addition, TCIP shall provide the Company with a sufficient quantity of its prospectuses to be used in connection with the offerings and transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by either TCIP or Investors Research, and the cost of distributing such materials shall be paid by the Company; provided, however, that at any time TCIP reasonably deems the usage of such materials to be excessive, it may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

5. REPRESENTATIONS.

         The Company and its agents shall not, without the written consent of TCIP, make representations concerning TCIP or the Fund shares except those contained in the then-current prospectus and in the then-current printed sales literature of TCIP.

6. ADMINISTRATION OF ACCOUNT.

         (a) The provision of administrative services to the Contract owners and the Account (except in the Account's capacity as a shareholder of the Fund) is the responsibility of the Company and shall not be the responsibility of TCIP or Investors Research. The provision of administrative services for the Fund and the Account (but only in its capacity as a shareholder of the Fund) is the responsibility of Investors Research.

         (b) The Account shall be the sole shareholder of Fund shares purchased for the Contract owners pursuant to this Agreement. The Company shall properly complete any applications or other forms required by Investors Research or TCIP. Investors Research acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account for the Account rather than having each Contract owner as a shareholder.

         (c) The parties understand that Investors Research customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company to the Contract owners and participants. In consideration of the administrative savings resulting from such arrangement, and to compensate the Company for its administrative service costs, Investors Research agrees to pay to the Company an amount equal to 15 basis points (0.15%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate market value of investments by the Company (on behalf of the Contract owners and participants) in the Fund exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Fund reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Fund drops below $10 million. The parties agree that Investors Research's payments to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

         (d) For the purposes of computing the administrative fee reimbursement contemplated by this SECTION 6, the average aggregate amount invested by the Company over a one month period shall be computed by totalling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

         (i) Investors Research will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to the Company within 30 days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Investors Research and such other supporting data as may be reasonably requested by the Company.

7. TERMINATION.

         This agreement shall terminate as to the sale and issuance of new
Contracts:

         (a) at the option of either the Company or TCIP upon six months' advance written notice to the other; PROVIDED, HOWEVER, that the Company may terminate this Agreement immediately upon written notice to TCIP as to the sale and issuance of new Contracts if the Company reasonably determines in good faith that it is no longer in the best interests of Contract owners or consistent with the purposes of the Contracts to continue to offer the Fund as an investment option;

         (b) at the option of the Company if TCIP shares are not available for any reason to meet the requirement of Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by Company;

         (c) at the option of either the Company or TCIP, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, or TCIP by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

         (d) upon termination of the Management Agreement between TCIP and Investors Research, provided that notice of such termination shall be promptly furnished to the Company. This SUBSECTION (d) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between TCIP and Investors Research;

         (e) upon the requisite vote of Contract owners or participants having an interest in TCIP to substitute for TCIP's shares the shares of another investment company in accordance with the terms of Contracts for which TCIP's shares had been selected to serve as the underlying investment medium, provided that the Company shall give 60 days' written notice to TCIP of any proposed vote to replace the Fund's shares;

         (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

         (g) if TCIP's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company, provided, that prompt notice shall be given by either party should such situation occur; or

         (h) at the option of TCIP, if TCIP reasonably determines in food faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement or applicable law.

8. CONTINUATION OF AGREEMENT.

         Termination as the result of any cause listed in SECTION 7 shall not affect TCIP's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body.

9. ADVERTISING MATERIALS; FILED DOCUMENTS.

         (a) Advertising and sales literature with respect to TCIP prepared by the Company or its agents for use in marketing its Contracts will be submitted to TCIP for review before such material is submitted to the SEC or NASD for review. Advertising and sales literature that identifies the Company, the Account or the Contracts, which is prepared by Investors Research or TCIP for use in marketing TCIP or the Fund, will be submitted to the Company for review before use.

         (b) TCIP will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semiannual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to TCIP at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

10. PROXY VOTING.

         (a) The Company shall provide pass-through voting privileges to all Contract owners and participants so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in SECTION 12(a) below) participating in the Fund calculate voting privileges in a consistent manner. The Company shall calculate voting privileges in a manner that is consistent with manner used by the Penn Mutual Life Insurance Company ("Penn") with respect to shares of the Fund owned from time to time by the separate accounts which are the subject of that certain Fund Participation Agreement dated as of February 26, 1993, as amended by the First Amendment to Fund Participation Agreement dated as of June 21, 1993 (as amended, the "Penn Agreement"), by and among Penn, TCIP, and Investors Research. Investors Research hereby confirms that the manner in which Penn calculates voting privileges under the Penn Agreement is consistent with the manner in which other Participating Companies so calculate voting privileges. Investors Research will notify the Company if it becomes aware that another Participating Company has changed the manner in which it so calculates voting privileges.

         (b) So long as it shall by required to provide pass-through voting privileges, the Company will distribute to Contract owners all proxy material furnished by TCIP and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote TCIP shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for TCIP shares held for such Contract owners unless it reasonably concludes in good faith that under applicable law that it has a duty to do so.

11. INDEMNIFICATION.

         (a) Investors Research agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the Company within the meaning of the Securities Act of 1933 (collectively, the "Indentified Parties" for purposes of this SECTION 11(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses: (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Fund, TCIP or Investors Research, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) result from a breach by Investors Research or TCIP of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Notwithstanding anything contained herein, Investors Research shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement or to the extent such Losses arise out of or are based upon an untrue statement or omission or alleged omission made in TCIP's registration statements, prospectuses, or sales literature in conformity with written materials furnished to TCIP by the Company specifically for use therein. This indemnity agreement will be in addition to any liability which Investors Research may otherwise have.

         (b) The Company agrees to indemnify and hold harmless investors Research and TCIP and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls TCIP or Investors Research within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this Section 11(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses: (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses, statements of additional information or sales literature of TCIP) of the Company or its agents, with respect to the sale and distribution of Contracts for which the Fund is the underlying investment; or (ii) result from a breach by the Company of a material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Notwithstanding anything contained herein, the Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Investors Research or TCIP in performing their obligations under this Agreement or to the extent such Losses arise out of or are based upon an untrue statement or omission or alleged omission made in the Company's or the Account's registration statements, prospectuses or sales literature in conformity with written materials furnished to the Company by TCIP specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this SECTION 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgement in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

12. POTENTIAL CONFLICTS.

         (a) The Company has received a copy of an application for exemptive relief, as amended, filed by TCIP on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of TCIP (the "Board") will monitor TCIP for the existence of any material irreconcilable conflict between the interests of the contract owner of all separate accounts ("Participating Companies") investing in TCIP. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owner and variable life insurance contract owner or
(vi) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.


         (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

                        i. withdrawing the assets allocable to the Account from
                           the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

                       ii. establishing a new registered management investment
                           company or managed separate account.

         (d) If a material irreconcilable conflict arises as a result of a decision by the Company o disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in TCIP, the company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in TCFP and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         (e) For the purpose of this Section 12, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TCIP be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 12 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

13. MISCELLANEOUS.

         (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

         (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Company:

                           The Penn Insurance and Annuity Company
                           Independence Square
                           Philadelphia, Pennsylvania  19172
                           Attention: C. Ronald Rubley

         To  TCIP  or Investors Research:

                           TCI Portfolios, Inc.
                           4500 Main Street
                           Kansas City, Missouri 64111
                           Attention:  Charles A. Etherington

Any notice, demand or other communication given in a manner prescribed in this
Section 13(b) shall be deemed to have been delivered on receipt.

         (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the 1st day of March, 1995.

                                         THE PENN INSURANCE AND
                                          ANNUITY COMPANY


                                         By:/s/ L. Stockton Illoway
                                            -----------------------------------
                                                 L. Stockton Illoway
                                                 Vice President


                                         INVESTORS RESEARCH CORPORATION


                                         By:/s/ William M. Lyons
                                            -----------------------------------
                                                 William M. Lyons
                                                 Executive Vice President


                                         TCI PORTFOLIOS, INC.


                                         By:/s/ William M. Lyons
                                            -----------------------------------
                                                William M. Lyons
                                                Executive Vice President

                               AMENDMENT NO. 1 TO
                          FUND PARTICIPATION AGREEMENT

         THIS AMENDMENT NO. 1 FUND TO PARTICIPATION AGREEMENT ("Amendment No. 1") is made and entered into as of the 31st day of October, 1995, by and among PENN INSURANCE AND ANNUITY COMPANY (the "Company"), TCI PORTFOLIOS, INC. ("TCIP") and the investment adviser of TCIP, INVESTORS RESEARCH CORPORATION ("Investors Research").

                               W I T N E S S E T H

         WHEREAS, the Company, TCIP and Investors Research are parties to a Fund Participation Agreement, dated as of March 1, 1995 (the "Agreement"): and

         WHEREAS, the Company, the TCIP and Investors Research now desire to modify the Agreement to increase the administrative services fee reimbursement from 15 basis points to 20 basis points per annum of the average aggregate amount invested by the Company under the Agreement in the Fund.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

         1. Effective January 1, 1996, the administrative services payment under Section 6(c) of the Agreement shall be increased to 20 basis points (0.20%) per annum of the average aggregate amount invested by the Company under the Agreement.

         2. After the date hereof, all reference to the term "Agreement" shall be deemed to mean the Agreement, as amended by this Amendment No. 1.

         3. In the event that there is any conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereto hereby confirm and ratify the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

PENN INSURANCE AND ANNUITY                 INVESTORS RESEARCH
COMPANY                                    CORPORATION



                                           By:/s/ William M. Lyons
                                              ---------------------------------
                                                  William M. Lyons
                                                  Executive Vice President



                                           TCI PORTFOLIOS, INC.

                                           By:/s/ William M. Lyons
                                              ----------------------------------
                                                  William M. Lyons
                                                  Executive Vice President


1-PH:1017651.1
                                                        19